EXHIBIT 23.2



     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 3, 1998, on the consolidated financial statements of Electro-Sensors, Inc. (the "Registrant"), which report and statements appear, or are incorporated by reference, in the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997.





                                           /s/ SCHWEITZER RUBIN KARON & BREMER
                                               Certified Public Accountants


Minneapolis, Minnesota
March 24, 1998